Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective November 30, 2018 (the “Effective Date”), by and between Lam Research Corporation, a Delaware corporation (the “Company”), and Douglas R. Bettinger (the “Executive”).

Recitals
WHEREAS, the Executive and the Company (the “Parties”) previously entered into an employment agreement effective January 1, 2018 (the “Employment Agreement” and, as amended hereby, the “Agreement”); and
WHEREAS, in order to provide clarity about Executive’s short-term and long-term variable compensation program participation levels, the Parties desire to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Agreement
Consistent with Sections 3(a) and 3(b) of this Employment Agreement, as part of the Company’s focal process in 2019, Executive’s Base Compensation shall be adjusted to an annual rate of $640,000; his target award opportunity shall be 100% of Base Compensation; and he shall be eligible to participate in the Company’s Long-Term Incentive Program with a target award opportunity of $3,000,000.
A new Section 3(g) is added to the Employment Agreement as follows:
(g) One Time RSU Grant. On November 30, 2018, Executive shall receive a grant of Restricted Stock Units (“RSUs”) with a value of $8,000,000 (as the date of grant). The RSUs shall vest over a period of four (4) years, subject to continued employment, at a rate of 25% on November 30, 2019, and the remaining 75% on a pro-rated basis on the last day of every month thereafter over the next 36 months. The RSUs will be subject to the terms of the Company’s equity plan and standard Award Agreement (except as revised by the terms of this Agreement).”
IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the day and year first written above.
Lam Research Corporation                /s/ Doug Bettinger
/s/ Sarah O’Dowd                    Douglas R. Bettinger
Name:    Sarah O’Dowd                    Date: 11-30-18
Title:    Chief Legal Officer
Date:    11-30-18